Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statement (No. 333-115411) on Form S-8 (No. 333-115411) pertaining to the Greenhill & Co., Inc. Equity Incentive Plan of our report dated March 19, 2015, relating to our audit of the consolidated financial statements of Cogent Partners, LP and its subsidiaries as of and for the year ended December 31, 2014, included in this Current Report on Form 8-K/A.

/s/ Hein & Associates LLP

Dallas, Texas
June 5, 2015